PRESS RELEASE

Klondex Reschedules Earnings Release, Filing Form 10-K
and Conference Call for Fourth Quarter and Full Year 2016 Results

Reno, NV - March 15, 2017 - Klondex Mines Ltd. (TSX: KDX; NYSE MKT: KLDX) ("Klondex" or “we”) announced today that it has rescheduled its fourth quarter and full year 2016 earnings release and conference call, previously scheduled for March 16, 2017, to allow additional time to finalize the accounting adjustments resulting from the initial transition from International Financial Reporting Standards to U.S. Generally Accepted Accounting Principles. Klondex will also reschedule filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The revised filing and release date will be Thursday, March 23, 2017. A conference call and webcast will be held the following morning on Friday, March 24, 2017 at 10:30 am ET/7:30 am PT. The conference call telephone numbers are listed below:

Canada & USA Toll Free Dial In: 1-800-319-4610
Toronto: +1 1-416-915-3239
International: +1-604-638-5340

Callers should dial in 5 to 10 minutes prior to the scheduled start time and ask to join the Klondex call. The presentation materials will be available on the Company's website and by webcast by clicking:

http://services.choruscall.ca/links/klondex20170316.html

About Klondex Mines Ltd. (www.klondexmines.com)

Klondex Mines Ltd. is a well–capitalized, junior–tier gold and silver mining company focused on mining, exploration, development, and production in a safe, environmentally responsible, and cost–effective manner. As of December 31, 2016, Klondex Mines Ltd. had 100% interests in three producing mines: (1) the Fire Creek mine and (2) the Midas mine and ore milling facility, both of which are located in the state of Nevada, USA, and (3) the True North gold mine and mill in Manitoba, Canada. The Company also has 100% interests in two recently acquired projects: (1) the Hollister mine and (2) the Aurora mine and ore milling facility, both of which are also located in Nevada, USA. During 2017 we expect our production to come from Fire Creek, Midas, True North, and the Hollister Project under a bulk sampling program.

For More Information Contact:

John Seaberg
Senior Vice President, Investor Relations and Corporate Development
O: 775-284-5757
M: 303-668-7991
jseaberg@klondexmines.com

Cautionary Note Regarding Forward-looking Information
This news release contains certain information that may constitute forward-looking information or forward-looking statements under applicable Canadian and United States securities legislation (collectively, “forward-looking information”), including the anticipated dates of the release of the financial results and conference call. This forward-looking information entails uncertainties that are based on current expectations, and actual results may differ materially from those contained in such information. These uncertainties and risks include, but are not limited to, timing of the finalization of the financial results due to the transition from IFRS to US GAAP. Klondex assumes no obligation to update any forward-looking information or to update the reasons why actual results could differ from such information unless required by law.

1	www.klondexmines.com